REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).
Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2021.  The Operating Expense Limit for each Fund is as follows:
Name of FundExpense Limitation
AZL BlackRock Global Allocation Fund 1.19%
AZL DFA 5-Year Global Fixed Income Fund
Class 1 shares 0.70%
Class 2 shares 0.95%
AZL DFA International Core Equity Fund1.39%
AZL DFA U.S. Core Equity Fund 1.20%
AZL DFA U.S. Small Cap Fund 1.35%
AZL Enhanced Bond Index Fund
Class 1 shares 0.45%
Class 2 shares 0.70%
AZL Fidelity Institutional Asset Mgmt. Multi-Strategy Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
AZL Fidelity Institutional Asset Mgmt. Total Bond Fund
Class 1 shares 0.70%
Class 2 shares 0.95%
AZL Gateway Fund 1.25%
AZL Government Money Market Fund 0.87%
AZL International Index Fund
Class 1 shares 0.52%
Class 2 shares 0.77%
AZL MetWest Total Return Bond Fund 0.91%
AZL Mid Cap Index Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
Name of FundExpense Limitation
AZL Moderate Index Strategy Fund 0.20%
AZL Morgan Stanley Global Real Estate Fund
Class 1 shares 1.10%
Class 2 shares 1.35%
AZL MSCI Emerging Markets Equity Index Fund
Class 1 shares 0.85%
Class 2 shares 1.10%
AZL MSCI Global Equity Index Fund
Class 1 shares 0.55%
Class 2 shares 0.80%
AZL Russell 1000 Growth Index Fund
Class 1 shares 0.59%
Class 2 shares 0.84%
AZL Russell 1000 Value Index Fund
Class 1 shares 0.59%
Class 2 shares 0.84%
AZL S&P 500 Index Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
AZL Small Cap Stock Index Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
AZL T. Rowe Price Capital Appreciation Fund1.20%

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
By:    /s/ Mike Tanski
Name: /s/ Mike Tanski
Title:  Vice President, Operations
ALLIANZ INVESTMENT MANAGEMENT LLC
By:      /s/ Brian Muench
Name: Brian Muench
Title:   President

Updated:  10/1/19